Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Contact:
Carol Raeburn, Senior Director, Investor Relations, phone: 510/572-4450, e-mail:
carol.raeburn@lamresearch.com
Lam Research Corporation Announces Financial Results for the Quarter Ended December 28, 2008
FREMONT, Calif., January 28, 2009 —Lam Research Corporation (NASDAQ: LRCX) highlights for the December 2008 quarter were:

(in thousands, except per share data and percentages)
• Revenue:		$283,409

• Operating Margin:	U.S. GAAP:	-13.2%	Ongoing:	-6.1%

• Net Loss:	U.S. GAAP:	$(24,172)	Ongoing:	$(11,748)

• Diluted EPS:	U.S. GAAP:	$(0.19)	Ongoing:	$(0.09)
Lam Research Corporation today announced financial results for the quarter ended December 28, 2008. Revenue for the period was $283.4 million, gross margin was $101.4 million and net loss was $(24.2) million, or $(0.19) per diluted share, compared to revenue of $440.4 million, gross margin of $183.1 million and net income of $8.9 million, or $0.07 per diluted share, for the September 2008 quarter. Shipments for the December 2008 quarter were $226 million compared to $345 million during the September 2008 quarter.
The Company’s ongoing results for the December 2008 quarter exclude certain costs for restructuring activities and asset impairments designed to better align the Company’s cost structure with its business opportunities in consideration of market and economic uncertainties, a net tax benefit related to the renewal of the research and development tax credit, net tax expense on resolution of certain tax items, one-time costs associated with the restructuring of an employee benefit plan, exchange rate loss associated with the Company’s accelerated tax planning strategy, and interest on the tax liability associated with the outcome of the Company’s previously disclosed voluntary internal stock option review. The Company’s September 2008 quarter excluded certain costs for restructuring activities and asset impairments related to the integration of SEZ, net tax expense on accelerated tax planning strategy, and interest on the tax liability associated with the outcome of the Company’s previously disclosed voluntary internal stock option review. Management uses the presentation of ongoing gross margin, ongoing operating income, ongoing net income, and ongoing diluted earnings per share to evaluate the Company’s operating and financial results. The Company believes the presentation of ongoing results is useful to investors for analyzing ongoing business trends and comparing performance to prior periods, and enhances the investor’s ability to view the Company’s results from management’s perspective. A table presenting a reconciliation of ongoing results to results under U.S. GAAP is included at the end of this press release and on the Company’s web site.
Ongoing net loss was $(11.7) million, or $(0.09) per diluted share in the December 2008 quarter compared to ongoing net income of $32.6 million, or $0.26 per diluted share, for the September 2008 quarter. Ongoing gross margin for the December 2008 quarter was $109.1 million or 38.5%, compared to ongoing gross margin of $186.2 million, or 42.3%, for the September 2008 quarter. The sequential decline in gross margin was primarily due to reduced manufacturing and field utilization levels and product mix challenges resulting from the reduced business activity. Ongoing operating expenses for the December 2008 quarter decreased to $126.5 million compared with the September 2008 quarter of $149.9 million. This decrease was driven by a reduction in employee variable compensation expenses, a reduction in deferred compensation liabilities due to recent stock market declines, and the partial quarter impact of the Company’s December quarter restructuring activities.
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Lam Announces Financial Results for the December 2008 Quarter
The geographic distribution of shipments and revenue during the December 2008 quarter is shown in the following table:

Region	Shipments	Revenue
North America	17%	15%
Europe	12%	10%
Japan	22%	28%
Korea	17%	22%
Asia Pacific	32%	25%
Cash and cash equivalents, short-term investments and restricted cash and investments balances were $1.1 billion at the end of the December 2008 quarter, compared to $1.2 billion at the end of the September 2008 quarter. Cash flows from operating activities were approximately $(39.0) million during the December quarter. Deferred revenue and deferred profit balances at the end of the December 2008 quarter were $68.4 million and $54.2 million, respectively. At the end of the December 2008 quarter, the anticipated future revenue value of orders shipped to Japanese customers that was not recorded as deferred revenue was approximately $8.6 million.
“The global semiconductor industry has entered one of the most difficult periods in its history, one that is presenting severe challenges to our customers and thus severely limiting investment in wafer fab equipment,” said Steve Newberry, Lam’s president and chief executive officer. “While this environment will persist near-term, we remain optimistic about our long-term technology roadmap in etch, clean and other new markets. During the pause in customer spending we are strategically targeting our capital resources to new penetration opportunities, qualifying our next-generation tools and delivering cost-effective technology solutions aimed at reducing our customers’ production costs. Our objective through these actions is to deliver superior value to our customers and emerge from this period of reduced spending well positioned to deliver strong financial and operational performance,” Newberry concluded.
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Lam Announces Financial Results for the December 2008 Quarter
Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to our ability to align our cost structure with our business oportunities, our future plans, areas of focus, and technology roadmap, our expectations for our ability to deliver long term strong financial and operational performance, our belief that our efforts will help us emerge from the current environment in a strong position to enable future revenue and profit growth, and our ability to succeed in delivering cost effective technology solutions to our customers. Some factors that may affect these forward-looking statements include: difficult business conditions in the semiconductor industry and the overall economy and the efficacy of our plans for reacting to those conditions, factors that tend to make our quarterly results more volatile (such as exchange rate fluctuations), changing customer demands, and the challenges presented by our new products and the integration of acquired businesses and technologies into our existing business. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including specifically the report on Form 10-K for the year ended June 29, 2008, and Form 10-Q for the quarter ended September 28, 2008, which could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.
Lam Research Corporation is a major provider of wafer fabrication equipment and services to the world’s semiconductor industry. Lam’s common stock trades on The NASDAQ Global Select Market SM under the symbol LRCX. Lam is a NASDAQ-100 ® company. For more information, visit www.lamresearch.com.
Consolidated Financial Tables Follow
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Lam Announces Financial Results for the December 2008 Quarter
LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended			Six Months Ended
	December 28,	September 28,	December 23,	December 28,	December 23,
	2008	2008	2007	2008	2007
Total revenue	$283,409	$440,361	$610,320	$723,770	$1,294,941
Cost of goods sold	174,329	254,203	302,659	428,532	643,393
Cost of goods sold — restructuring and asset impairments	7,728	3,048	—	10,776	—

Total cost of goods sold	182,057	257,251	302,659	439,308	643,393
Gross margin	101,352	183,110	307,661	284,462	651,548
Gross margin as a percent of revenue	35.8%	41.6%	50.4%	39.3%	50.3%
Research and development	68,781	81,563	80,243	150,344	156,531
Selling, general and administrative	59,842	69,060	66,084	128,902	135,797
Restructuring and asset impairments	10,121	15,968	—	26,089	—

Total operating expenses	138,744	166,591	146,327	305,335	292,328

Operating income (loss)	(37,392)	16,519	161,334	(20,873)	359,220
Operating margin as a percent of revenue	-13.2%	3.8%	26.4%	-2.9%	27.7%
Other income (expense), net	(7,233)	9,017	(37)	1,784	7,596

Income (loss) before income taxes	(44,625)	25,536	161,297	(19,089)	366,816
Income tax expense (benefit)	(20,453)	16,663	46,238	(3,790)	103,169

Net income (loss)	$(24,172)	$8,873	$115,059	$(15,299)	$263,647

Net income (loss) per share:
Basic net income (loss) per share	$(0.19)	$0.07	$0.92	$(0.12)	$2.12

Diluted net income (loss) per share	$(0.19)	$0.07	$0.91	$(0.12)	$2.08

Number of shares used in per share calculations:
Basic	125,084	125,527	124,685	125,266	124,370

Diluted	125,084	126,819	126,653	125,266	126,523

Lam Announces Financial Results for the December 2008 Quarter
LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 28,	September 28,	June 29,
	2008	2008	2008
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$652,913	$745,432	$732,537
Short-term investments	297,399	313,803	326,199
Accounts receivable, net	290,565	311,633	412,356
Inventories	269,959	272,215	282,218
Deferred income taxes	93,002	95,186	96,748
Other current assets	56,648	69,983	67,649

Total current assets	1,660,486	1,808,252	1,917,707
Property and equipment, net	233,250	230,377	235,735
Restricted cash and investments	168,405	156,148	146,072
Deferred income taxes	25,836	33,762	19,793
Goodwill and intangible assets	371,987	374,538	403,187
Other assets	78,457	81,493	84,261

Total assets	$2,538,421	$2,684,570	$2,806,755

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$446,412	$533,722	$637,679

Long-term debt and capital leases	$257,135	$269,256	$276,121
Income taxes payable	92,382	94,184	85,611
Other long-term liabilities	21,300	21,875	23,400
Minority interests	—	4,789	5,347
Stockholders’ equity	1,721,192	1,760,744	1,778,597

Total liabilities and stockholders’ equity	$2,538,421	$2,684,570	$2,806,755

1	Derived from audited financial statements

Lam Announces Financial Results for the December 2008 Quarter
LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	December 28,	September 28,	December 23,	December 28,	December 23,
	2008	2008	2007	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(24,172)	$8,873	$115,059	$(15,299)	$263,647
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	17,177	17,896	11,324	35,073	22,563
Deferred income taxes	10,110	(12,407)	776	(2,297)	(10,014)
Equity-based compensation expense	14,049	15,408	9,813	29,457	20,615
Income tax benefit on equity-based compensation plans	(7,045)	5,039	21,277	(2,006)	57,177
Excess tax benefit on equity-based compensation plans	3,752	(4,269)	(16,488)	(517)	(37,639)
Restructuring and asset impairments	17,849	19,016	—	36,865	—
Other, net	3,200	2,665	9,939	5,865	11,316
Changes in operating asset accounts	(73,909)	(9,089)	(130,260)	(82,998)	(83,778)

Net cash provided by (used for) operating activities	(38,989)	43,132	21,440	4,143	243,887

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(12,417)	(15,151)	(24,417)	(27,568)	(38,561)
Acquisitions of businesses, net of cash acquired	(8,763)	(2,427)	—	(11,190)	—
Net sales (purchases) of available-for-sale securities	39,767	6,980	(15,900)	46,747	(31,885)
Purchase of call option	—	—	(10,279)	—	(10,279)
Purchases of other investments	—	—	(4,560)	—	(4,560)
Other	(2,000)	—	(2,248)	(2,000)	(2,248)
Transfer of restricted cash and investments	(32,178)	(16,128)	(1,074)	(48,306)	(1,074)

Net cash used for investing activities	(15,591)	(26,726)	(58,478)	(42,317)	(88,607)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(13,060)	(2,390)	(51)	(15,450)	(100)
Net proceeds from issuance of long-term debt	515	127	—	642	—
Excess tax benefit on equity-based compensation plans	(3,752)	4,269	16,488	517	37,639
Treasury stock purchases	(24,448)	(2,755)	(761)	(27,203)	(10,225)
Reissuances of treasury stock	—	7,584	—	7,584	7,301
Proceeds from issuance of common stock	1,294	3,150	3,398	4,444	10,106

Net cash provided by (used for) financing activities	(39,451)	9,985	19,074	(29,466)	44,721

Effect of exchange rate changes on cash	1,512	(13,496)	851	(11,984)	2,087
Net increase (decrease) in cash and cash equivalents	(92,519)	12,895	(17,113)	(79,624)	202,088
Cash and cash equivalents at beginning of period	745,432	732,537	793,168	732,537	573,967

Cash and cash equivalents at end of period	$652,913	$745,432	$776,055	$652,913	$776,055

Lam Announces Financial Results for the December 2008 Quarter
Reconciliation of U.S. GAAP Net Income (Loss) to Ongoing Net Income (Loss)
(in thousands, except per share data and percentages)

	Three Months Ended	Three Months Ended
	December 28,	September 28,
	2008	2008
U.S. GAAP net income (loss)	$(24,172)	$8,873
Pre-tax non-ongoing items:
Restructuring and asset impairments — cost of goods sold	7,728	3,048
Restructuring and asset impairments — operating expenses	10,121	15,968
Restructuring of employee benefit plan — operating expenses	1,300	—
Voluntary internal stock option review — operating expenses	843	761
Exchange rate loss associated with accelerated tax planning strategy — other income (expense), net	7,569	—
Net tax benefit on non-ongoing items	(7,375)	(5,325)
Net tax benefit on renewal of r&d tax credit	(5,751)	—
Net tax expense on resolution of certain tax matters	1,396	—
Net tax expense (benefit) on accelerated tax planning strategy	(3,407)	9,310

Ongoing net income (loss)	$(11,748)	$32,635

Ongoing net income (loss) per diluted share	$(0.09)	$0.26

Number of shares used for diluted per share calculation	125,084	126,819
U.S. GAAP income tax rate	45.8%	65.3%
Ongoing income tax rate	31.2%	28.0%
Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income (Loss) to Ongoing Gross Margin, Operating
Expenses and Operating Income (Loss)
(in thousands, except percentages)

	Three Months Ended	Three Months Ended
	December 28,	September 28,
	2008	2008
U.S. GAAP gross margin	$101,352	$183,110
Pre-tax non-ongoing items:
Restructuring and asset impairments — cost of goods sold	7,728	3,048

Ongoing gross margin	$109,080	$186,158

U.S. GAAP gross margin as a percent of revenue	35.8%	41.6%
Ongoing gross margin as a percent of revenue	38.5%	42.3%
U.S. GAAP operating expenses	$138,744	$166,591
Pre-tax non-ongoing items:
Restructuring and asset impairments — operating expenses	(10,121)	(15,968)
Restructuring of employee benefit plan — operating expenses	(1,300)	—
Voluntary internal stock option review — operating expenses	(843)	(761)

Ongoing operating expenses	$126,480	$149,862

Ongoing operating income (loss)	$(17,400)	$36,296

Ongoing operating income (loss) as a percent of revenue	-6.1%	8.2%